                                                                     EXHIBIT 1


Directors of Genzyme
- --------------------

      Set forth below is the name, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted of each director of Genzyme. Unless otherwise indicated, each director is a citizen of the United States.

      Henri A. Termeer
      Chairman of the Board, President and Chief Executive Officer Genzyme Corporation
      One Kendall Square
      Cambridge, Massachusetts  02139
      Citizenship: The Netherlands

      Constantine E. Anagnostopoulos
      Managing General Partner
      Gateway Associates (venture capital limited partnership)
      800 Maryland Avenue, Suite 1190
      St. Louis, MO  63105

      Douglas A. Berthiaume
      President and Chief Executive Officer
      Waters Corporation (high technology manufacturer of products used for analysis and purification)
      34 Maple Street
      Milford, Massachusetts  01757

      Henry E. Blair
      Consultant
      P.O. Box 648
      275 Mill Way
      Barnstable, Massachusetts  02630

      Robert J. Carpenter
      President and Chief Executive Officer
      VacTex, Inc.
      70 Walnut Street
      Wellesley, Massachusetts  02181












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      Charles L. Cooney
      Professor of Chemical and Biochemical Engineering
      Massachusetts Institute of Technology
      25 Ames Street
      Building 66-Room 472
      Cambridge, Massachusetts  02139

      Henry R. Lewis
      Consultant
      Protein Engineering Corporation
      35 Clover Street
      Belmont, Massachusetts  02178

Executive Officers of Genzyme
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      Set forth below is the name and present principal occupation of each of the executive officers of Genzyme. Unless otherwise indicated, each executive officer is a citizen of the United States and has as his principal business address One Kendall Square, Cambridge, Massachusetts 02139.

      Henri A. Termeer
      Chairman of the Board, President and Chief Executive Officer
      Citizenship: The Netherlands

      Geoffrey F. Cox
      Senior Vice President, Operations and Pharmaceuticals and Fine Chemicals
      Citizenship: United Kingdom

      David D. Fleming
      Senior Vice President; President, Diagnostics Division

      John V. Heffernan
      Senior Vice President, Human Resources

      Elliott D. Hillback, Jr.
      Senior Vice President

      Peter Wirth
      Senior Vice President and General Counsel

      Mark A. Hofer
      Senior Vice President and Chief Patent Counsel

      Evan M. Lebson
      Vice President and Treasurer








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

      David J. McLachlan
      Senior Vice President, Finance; Chief Financial Officer

      John M. McPherson
      Vice President, Protein Development

      Richard A. Moscicki
      Vice President, Clinical, Medical and Regulatory Affairs

      Gregory D. Phelps
      Senior Vice President; President, Genzyme Tissue Repair Division

      James R. Rasmussen
      Senior Vice President, Research

      Alan E. Smith
      Senior Vice President, Research
      Citizenship: United Kingdom

      G. Jan van Heek
      Vice President; President, Therapeutics Division
      Citizenship: The Netherlands

      Richard Douglas
      Vice President of Corporate Development

      Lisa Raines
      Vice President, Government Relations









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